Exhibit 10.24

                              CONSULTING AGREEMENT

         THIS AGREEMENT is entered into this _______ day of August, 1992, between Americana Entertainment Group, Inc., 9171 Town Centre Drive, Suite 260, San Diego, California 92122 ("AEG") and John Y. Brown ("Brown") and David Toole ("Toole").

                                R E C I T A L S:

         AEG, through its MacKenzie Grill, Inc. subsidiary, currently operates MACKENZIE GRILL restaurants in Beaverton, Oregon and Gresham, Oregon and Gresham, Oregon. AEG desires to change the format of these restaurants to a steakhouse format. Brown and Toole have information, expertise, and contacts which may be of assistance to AEG in converting AEG's two MacKenzie Grill restaurants to a steakhouse format. The parties are entering into this agreement in order to provide for such assistance and also to confirm commitments with respect to possible future restaurant arrangements involving the parties.

         NOW, THEREFORE, the parties agree as follows:

         1. CONSULTING WORK. Beginning August 24, 1992, and continuing through February 24, 1993, Toole will expend best efforts in assisting AEG in development of a complete steakhouse concept for use in connection with the two subject restaurants, including menu, recipes, systems, budgets, training materials, product specifications, pre-opening information, and physical presence at the opening, as well as any and all other information reasonably necessary to develop and implement the concept. Toole will confer with and obtain such assistance from Brown as reasonably necessary in his judgment to properly develop the concept and to insure reasonable conformity with the restaurant concept which Toole and Brown intend to develop on a nationwide basis.

         2. COMPENSATION. AEG will pay Toole a consulting fee of $10,000 per month (for a total of $60,000) plus reasonable expenses. Any substantial or unusual expenses will be preapproved by ABC.

         3. CONFIDENTIALITY. The parties agree to keep confidential, and not to use or disclose except as specifically authorized, any confidential information of the other obtained in connection with this agreement. Confidential information will be disclosed to agents or employees of a party only on a need-to-know basis and only after such agents or employees have been informed of and obligated to abide by the confidentiality provisions of this agreement. Confidential information shall not include any information which is now or becomes part of the public domain through lawful means, was already known to the recipient at the time of receipt, was independently developed by recipient without use of confidential information, or was rightfully obtained from a third party not subject to any confidentiality obligation.

         4. PROPRIETARY RIGHTS. AEG, or any corporation controlled by it, shall have the unlimited right to use, in connection with the two subject restaurants, any information, ideas, systems, formats,

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recipes, menus, or other information provided to it in connection with this agreement, and Toole warrants that use of such information or format will not violate the proprietary or other rights of any third party and agree to defend, indemnify and hold AEG and any controlled subsidiary and their officers, directors, agents, and employees, harmless from any claim of infringement or misappropriation of third-party rights. Except for the consulting fee to be paid to Toole pursuant to this agreement, AEG will not be obligated to pay any other amounts to Brown or Toole or any affiliated entity, including, without limitation, payment of any royalty. The relationship between the parties with respect to the two subject restaurants will not involve any franchise relationship, and AEG will select and use its own trademarks (with approval of Brown and Toole, which approval shall not unreasonably be withheld) in connection with operation of the two subject restaurants. Except as provided in this agreement, Brown and Toole or any affiliated entity will retain all rights to the format or proprietary information developed or conveyed pursuant to this agreement.

         5. FUTURE RESTAURANTS. In the event that Brown and Toole, or any affiliated entity, obtain the right to use the name "Willie and Waylon's Roadhouse," (or a similar name based on appropriate authorizations from Willie Nelson and/or Waylon Jennings), AEG shall use that name in connection with the two subject restaurants upon payment of a 1 1/2 percent royalty on sales. If AEG decides to expand use of Brown and Toole's steakhouse concept beyond the two subject restaurants, it will pay to Brown and Toole, or their affiliated entity, a royalty of 1 1/2 percent of sales from such restaurants. If Brown and Toole or an affiliated entity obtain the right to use the Willie and Waylon's Roadhouse name or similar name, AEG will have the right to use that name for other restaurants, in which event it will pay a royalty of 3 percent of sales from such restaurants developed beyond the two initial restaurants at locations approved by Brown and Toole, which approval shall not unreasonably be withheld. If Brown and Toole or an affiliated entity go forward with plans to develop a chain of steakhouse restaurants, it is the intent of the parties that AEG will be given an opportunity to negotiate for an exclusive West Coast franchise territory, upon good-faith negotiation of a franchise agreement and compliance with applicable franchise laws.

         6. ASSIGNMENT. References to AEG in this agreement include its wholly owned subsidiary, MacKenzie Grill, Inc., and any controlled subsidiary formed by it to carry out the purposes of this agreement. AEG may assign this agreement to any entity controlling, controlled by, or under common control with it, and otherwise may assign with the consent of the other parties, which consent shall not unreasonably be withheld.

         7. ENTIRE AGREEMENT. This is the entire agreement between the parties and supersedes all prior or contemporaneous agreements, understandings, or representations with respect to the subject matter hereof. This agreement may not be modified or amended except in writing signed by both parties.

         8. SEVERABILITY. If any term or provision of this agreement shall to any extent be invalid or unenforceable, the remainder of this agreement shall not be affected thereby and each term and provision of the agreement shall be valid and enforced to the fullest extent permitted by law.

                                       -2-

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         9. WAIVER. No waiver of any violation or nonperformance of this agreement in one instance shall be deemed to be a waiver of any subsequent violation or nonperformance. All waivers must be in writing.

         10. DISPUTES. Any disputes to this agreement shall be determined by binding arbitration in La Jolla, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the prevailing party will be entitled to recover all reasonable expenses associated with arbitration, including attorneys' fees. Judgment upon an arbitration award may be entitled in any court of competent jurisdiction.

                                             AMERICANA ENTERTAINMENT GROUP, INC.

                                             By: [executed page not available]
                                                --------------------------------

                                             Its:
                                                 -------------------------------

                                             JOHN Y. BROWN

                                             /s/ JOHN Y. BROWN
                                             -----------------------------------

                                             DAVID TOOLE
                                             -----------------------------------

                                       -3-

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October 7, 1992

John Y. Brown Jr.
David Toole
Roadhouse Grill Inc.

The following addendum to the "Consulting Agreement" is made to adjust for delays in building plan approvals and construction for the conversion of the Beaverton MacKenzie Grill into a Roadhouse Grill:

The consulting period shall be revised to delay by two months the consulting services of Toole to AEG in assisting them in the development of the Roadhouse Concept with the new expiration date of the consulting agreement being April 24, 1993.

Toole will not be required to provide consultation during the months of November and December 1992 (two months) except as needed by telephone, through the mail, or visits by the AEG operator to a Florida Roadhouse Grill.

AEG will continue to pay the consulting fee of $10,000 per month through February 24, 1993 (6 months) to allow Roadhouse to maintain the operating cash flow that was agreed upon.

AEG will not pay a consulting fee for the months of March and April 1993 which will have been paid for with the November and December payments which will be made while no consulting is taking place.

                                         Americana Entertainment Group, Inc.

                                         By:  /S/ ILLEGIBLE
                                         ---------------------------------------
                                         Vice President, Operations

                                         /s/ JOHN Y. BROWN, JR.
                                         ---------------------------------------
                                         John Y. Brown Jr.

                                         /s/ J. DAVID TOOLE III
                                         ---------------------------------------
                                         David Toole